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                                     Exhibit 11

                                    VERSAR, INC.
                  Statement Re: Computation of Per Share Earnings (Unaudited - in thousands, except per share data)

                                                      For the Three-Month
                                                  Periods Ended September 30,
                                                  ___________________________
                                                      1997           1996
                                                  ____________   ____________

NET INCOME. . . . . . . . . . . . . . . . . . .   $        203   $        265
                                                  ============   ============

Weighted average common shares outstanding. . .      5,168,048      4,998,289
                                                  ============   ============



NET INCOME PER SHARE - PRIMARY. . . . . . . . .   $       0.04   $       0.05
                                                  ============   ============



Common shares from above. . . . . . . . . . . .      5,168,048      4,998,289
Assumed exercise of options (treasury
 stock method). . . . . . . . . . . . . . . . .        248,716        102,298
                                                  ____________   ____________

                                                  $  5,416,764   $  5,100,587
                                                  ============   ============


NET INCOME PER SHARE - FULLY DILUTED. . . . . .   $       0.04   $       0.05
                                                  ============   ============

Common shares from above. . . . . . . . . . . .      5,168,048      4,998,289
Assumed exercise of options (treasury
 stock method). . . . . . . . . . . . . . . . .        429,361        128,606
                                                  ____________   ____________

                                                     5,597,409      5,126,895

                                                  ============   ============

                                        12

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